Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34488, 333-67371, 333-76724, 333-79385,
333-96919 and 333-100322) and the Registration Statements on Form S-8 (File Nos. 333-39674, 333-39676, 333-39678 and 333-103527) of Headwaters Incorporated of
our report dated July 15, 2002 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
December 1, 2003